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                                                      Exhibit 99

The following is supplementary information for Household Finance
Corporation regarding its owned receivable portfolio, disclosed pursuant to Securities and Exchange Commission Industry Guide 3,
Item III.C.

Nonaccrual owned consumer receivables totaled 175.7 million at December 31, 1994 (there were none related to foreign operations). At December 31, 1995, owned consumer receivables 90 or more days delinquent for which interest continued to be accrued totaled $92.8 million (there were none related to foreign operations). Owned consumer receivables 90 or more days delinquent for which interest continued to be accrued totaled $103.4 million at December 31, 1994 (there were none related to foreign operations). There were no commercial loans 90 or more days past due which remained on accrual status at December 31, 1995 and 1994.

Nonaccrual owned receivables totaled $274.3 million at March 31, 1996 (there were none related to foreign operations). Owned consumer receivables 90 or more days delinquent and still accruing interest at March 31, 1996 totaled $98.9 million (there were none related to foreign operations). Restructured owned commercial loans at March 31, 1996 totaled $20.4 million.

At March 31, 1995, nonaccrual owned receivables totaled $228.4 million (there were none related to foreign operations). Owned consumer receivables 90 or more days delinquent and still accruing interest at March 31, 1995 were $102.2 million (there were none related to foreign operations). Restructured owned commercial loans were $85.9 million at March 31, 1995.

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